Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Glowpoint, Inc. and Subsidiaries:

We consent to the incorporation by reference in this registration statement of Glowpoint, Inc. on Form S-8 (for 7,400,000 shares of common stock) of our report dated March 24, 2008, appearing in the Annual Report on Form 10-K for the year ended December 31, 2007, and to the reference to us under the heading “Experts” in this registration statement.

AMPER POLITIZINER & MATTIA, P.C.
Edison, New Jersey
April 22, 2008